UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 9, 2015

Information Systems Associates, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-142429	65-049317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6622 Southpoint Drive S., Suite 310, Jacksonville, Florida 32216

 (Address of principal executive offices, including Zip Code)

904 296 2807

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)

Item 8.01.             Other Events.

On April 8, 2015, the previously announced reverse stock split of the common stock, par value $0.001 per share (the “Common Stock”) of Information Systems Associates, Inc. (the “Company”), at a ratio of 1-for-200 (the “Reverse Split”) went effective. As a result of the Reverse Split, every 200 shares of the issued and outstanding Common Stock were automatically converted into one newly issued and outstanding share of Common Stock, without any change in the par value per share. Any fractional shares resulting from the Reverse Split have been rounded up to the nearest whole share.

As previously disclosed, on March 31, 2015, the Company filed with the Florida Department of State an Amended and Restated Certificate of Incorporation implementing, among other things, the Reverse Split, a copy of which was field as exhibit to the Company’s Current Report on Form 8-K filed on April 7, 2015.

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFORMATION SYSTEMS ASSOCIATES, INC.

Dated: April 9, 2015	By:	/s/ Gianni Arcaini

Chief Executive Officer